Report of Independent Registered
Public Accounting Firm

To the Shareholders and
Board of Trustees of Claymore
Exchange-Traded Fund Trust

In planning and performing our
audits of the financial statements
of each of the exchange-traded funds
of the Claymore Exchange-Traded Fund
Trust listed in Exhibit A attached
hereto (the Trust) as of and for the
year ended May 31 2017 in accordance
with the standards of the Public
Company Accounting Oversight Board
(United States) we considered the
Trusts internal control over financial
reporting including controls over
safeguarding securities as a basis
for designing our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR but not for the purpose
of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly we express no such opinion.

The management of the Trust is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. A trusts internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A trusts internal control over financial reporting includes these policies and procedures that
(1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the trust; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the trust are being made only in accordance with authorizations of management and trustees of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a trusts assets that could have a material effect on the financial statements.

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Trusts annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However we noted no deficiencies in the Trusts internal control over financial reporting and its operation including controls over safeguarding securities that we consider to be a material weakness as defined above as of May 31 2017.

This report is intended solely for the information and use of management and the Board of Trustees of Claymore Exchange-Traded Fund Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

Tysons Virginia
July 31 2017

    Exhibit A

1.Guggenheim BulletShares 2017
Corporate Bond ETF (BSCH)
2.Guggenheim BulletShares 2018
Corporate Bond ETF (BSCI)
3.Guggenheim BulletShares 2019
Corporate Bond ETF (BSCJ)
4.Guggenheim BulletShares 2020
Corporate Bond ETF (BSCK)
5.Guggenheim BulletShares 2021
Corporate Bond ETF (BSCL)
6.Guggenheim BulletShares 2022
Corporate Bond ETF (BSCM)
7.Guggenheim BulletShares 2023
Corporate Bond ETF (BSCN)
8.Guggenheim BulletShares 2024
Corporate Bond ETF (BSCO)
9.Guggenheim BulletShares 2025
Corporate Bond ETF (BSCP)
10.Guggenheim BulletShares 2026
Corporate Bond ETF (BSCQ)
11.Guggenheim BulletShares 2017
High Yield Corporate Bond ETF (BSJH)
12.Guggenheim BulletShares 2018
High Yield Corporate Bond ETF (BSJI)
13.Guggenheim BulletShares 2019
High Yield Corporate Bond ETF (BSJJ)
14.Guggenheim BulletShares 2020
High Yield Corporate Bond ETF (BSJK)
15.Guggenheim BulletShares 2021
High Yield Corporate Bond ETF (BSJL)
16. Guggenheim BulletShares 2022
High Yield Corporate Bond ETF (BSJM)
17. Guggenheim BulletShares 2023
High Yield Corporate Bond ETF (BSJN)
18. Guggenheim BulletShares 2024
High Yield Corporate Bond ETF (BSJO)
19. Guggenheim Ultra Short
Duration ETF (GSY)
20. Guggenheim S&P Global Dividend
Opportunities Index ETF (LVL)